Exhibit (10j.(6))

                                                              May 9, 1997

Ms. Cheryl Flaim
Transportation Rep., PNW Division
PanEnergy Trading and Market Services, LLC
4 Triad Center, Suite 1000
Salt Lake City, UT  84180

Subject:          Letter Agreement Regarding Firm Transportation and Supply
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Dear Ms. Flaim:

         Confirming your recent conversation and correspondence with Randy Friedman, PanEnergy Trading and Market Services, LLC/Inland Pacific Energy Services Corp. (PanEnergy) and Northwest Natural Gas (NNG) hereby agree to the following:

1. PanEnergy will release and assign to NNG 5,000 Dth/day of its Northwest Pipeline (NWP) firm transportation capacity at the maximum applicable NWP rate. There will be no recall or other special provisions. Sumas will be the primary receipt point for all 5,000 Dth/day. The primary delivery points will consist of Vanalco (2,200 Dth/day), Rivergate (2,000 Dth/day) and Portland West (800 Dth/day). The assignment will commence November 1, 1997, continuing through the primary term of PanEnergy's capacity contract with NWP, i.e., March 31, 2008, and year-to-year thereafter at NNG's option.

2. PanEnergy consents to permanent changes made by NNG to the primary delivery points specified above as long as such points remain within or adjacent to NNG's service territory in northwest Oregon and southwest Washington. It is understood that NNG must gain approval for any such changes from Northwest Pipeline.

3. NNG will provide PanEnergy with at least 60 days prior notice if NNG decides, in its sole judgment, not to continue the capacity assignment after the end of the primary term or beyond any annual extension after March 31, 2008. If NNG so elects to terminate the assignment, it will return 5,000 Dth/day to PanEnergy with receipt capacity at Sumas. The delivery points will be as specified in section 1 above, subject to any modifications made pursuant to section 2 above.

4. PanEnergy will perform the above capacity assignment using NWP's electronic bulletin board process within 10 working days of the execution date of this Letter Agreement, or such later date as may be mutually agreeable.

5. PanEnergy warrants that the firm capacity it is assigning to NNG will be free and clear of all adverse claims, liens or other encumbrances. PanEnergy remains financially liable for all costs or penalties incurred using this capacity prior to November 1, 1997.

6. NNG will enter into a 1-year contract to purchase 5,000 Dth/day (plus NWP fuel) from PanEnergy commencing November 1, 1997, for delivery into NWP at market competitive prices. This transaction may be structured as a baseload contract, as synthetic storage (NNG buys in the summer and PanEnergy delivers in the winter), or as such other arrangement as is mutually agreeable. Negotiations are to be concluded no later than September 30, 1997.

7. NNG extends to PanEnergy a right of first refusal on the first 5,000 Dth/day (plus NWP fuel) of 1-year supply contracted by NNG for delivery into Northwest Pipeline on or after November 1, 1998. This right continues to and through the contract year commencing November 1, 2007, after which it expires.

8. The right of first refusal shall mean that PanEnergy has the right to match or beat any bona fide offers for 1-year supply received by NNG. If PanEnergy does so, NNG will contract with PanEnergy for the first 5,000 Dth/day of its 1-year supply requirement. To exercise this right, PanEnergy must respond within 10 working days of notice by NNG of bona fide offers for 1-year supply and NNG's intent to so contract.

9. The right of first refusal does not apply to or displace any of NNG's currently existing 1-year or longer gas supply contracts.

10. The right of first refusal is granted solely to PanEnergy and its successors, and does not extend to any of PanEnergy's assignees, transferees or trustees, unless NNG otherwise consents.

         Please indicate your acceptance with the foregoing by executing below and returning one original to Mr. Friedman's attention.

                              Very truly yours,

                              /s/ W. R. Harper, Jr.
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                              W. R. Harper, Jr.

PANENERGY TRADING AND MARKET SERVICES, LLC ACCEPTED and AGREED to this 22nd day of May, 1997

By:       /s/ Scot E. Allen
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Name:     Scot E. Allen
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Title:    Vice President, Marketing PNW
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INLAND PACIFIC ENERGY SERVICES CORP.
ACCEPTED and AGREED to this 22nd day of May, 1997

By:       /s/ J. Gary Stauffer
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Name:     Gary Stauffer
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Title:    Senior Vice President
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